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Exhibit 99.2

Magna Entertainment Corp.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

PRESS RELEASE
Magna Entertainment Corp. Announces Letter From NASDAQ
Regarding the Departure of a Director

August 25, 2006, Aurora, Ontario, Canada......Magna Entertainment Corp. (NASDAQ: MECA; TSX: MEC.A) Magna Entertainment Corp. (MEC) today announced that it has received a letter from Nasdaq dated August 23, 2006 indicating that, as a result of Gino Roncelli's recently announced decision to step down as a member of MEC's Board of Directors, MEC is not currently in compliance with the Nasdaq audit committee requirements provided for in Nasdaq Marketplace Rule 4350(d). MEC previously informed Nasdaq that due to Mr. Roncelli's departure MEC's audit committee is not currently comprised of at least three independent directors. MEC presently has two qualified independent directors on its Audit Committee. Nasdaq has confirmed that, pursuant to the cure period provided for in Nasdaq Marketplace Rule 4350(d)(4), MEC has until the earlier of MEC's next annual shareholders' meeting or August 21, 2007 to regain compliance with Nasdaq's audit committee requirements. MEC has commenced a search to replace Mr. Roncelli with another independent director and intends to regain compliance with Nasdaq's audit committee requirements prior to expiration of the cure period.

This news release contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements about MEC's search to replace Mr. Roncelli with another independent director and its intention to regain compliance with Nasdaq's audit committee requirements prior to expiration of the cure period. Forward-looking statements represent MEC's estimates and assumptions only as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by MEC's forward-looking statements. MEC cannot guarantee that it will be able to find a qualified independent director prior to the expiration of the cure period, or at all. If MEC does not regain compliance with Nasdaq's Marketplace Rules prior to the expiration of the cure period, Nasdaq could determine to de-list MEC's common stock and, if MEC did not successfully appeal such a determination, MEC's common stock could be de-listed by Nasdaq, which would result in a limited public market for MEC's common stock. Other potential risks and uncertainties relating to MEC and its business are described in MEC's filings with the Securities and Exchange Commission, specifically the last reports on Forms 10-K and 10-Q. In making the forward-looking statements contained in this news release, we have assumed that we will be able to identify an appropriate individual to serve as an independent director. Forward-looking statements speak only as of the date the statements were made. MEC assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If MEC updates one or more forward-looking statements, no inference should be drawn that MEC will make additional updates with respect thereto or with respect to other forward-looking statements.

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

For more information contact:
 Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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PRESS RELEASE Magna Entertainment Corp. Announces Letter From NASDAQ Regarding the Departure of a Director